UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 9, 2024
JOHNSON CONTROLS INTERNATIONAL PLC
(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
One Albert Quay. Cork, Ireland, T12 X8N6
(Address of principal executive offices and postal code)

(353)	21-423-5000	Not Applicable
(Registrant’s telephone number)		(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, Par Value $0.01	JCI	New York Stock Exchange
3.625% Senior Notes due 2024	JCI24A	New York Stock Exchange
1.375% Notes due 2025	JCI25A	New York Stock Exchange
3.900% Notes due 2026	JCI26A	New York Stock Exchange
0.375% Senior Notes due 2027	JCI27	New York Stock Exchange
3.000% Senior Notes due 2028	JCI28	New York Stock Exchange
1.750% Senior Notes due 2030	JCI30	New York Stock Exchange
2.000% Sustainability-Linked Senior Notes due 2031	JCI31	New York Stock Exchange
1.000% Senior Notes due 2032	JCI32	New York Stock Exchange
4.900% Senior Notes due 2032	JCI32A	New York Stock Exchange
4.250% Senior Notes due 2035	JCI35	New York Stock Exchange
6.000% Notes due 2036	JCI36A	New York Stock Exchange
5.70% Senior Notes due 2041	JCI41B	New York Stock Exchange
5.250% Senior Notes due 2041	JCI41C	New York Stock Exchange
4.625% Senior Notes due 2044	JCI44A	New York Stock Exchange
5.125% Notes due 2045	JCI45B	New York Stock Exchange
6.950% Debentures due December 1, 2045	JCI45A	New York Stock Exchange
4.500% Senior Notes due 2047	JCI47	New York Stock Exchange
4.950% Senior Notes due 2064	JCI64A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2024, Olivier Leonetti notified Johnson Controls International plc (the “Company”) of his intention to resign as the Company’s Executive Vice President and Chief Financial Officer and principal financial officer to take an executive role outside of the Company. The effective date of Mr. Leonetti resignation will be the day immediately following the date of the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, which is expected to be filed on January 30, 2024. Mr. Leonetti’s resignation was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

On January 16, 2024, the Company announced that Marc Vandiepenbeeck, the Company’s current Vice President and President, Building Solutions, Europe, Middle East, Africa and Latin America, will succeed Mr. Leonetti as the Company’s Executive Vice President and Chief Financial Officer and principal financial officer. In this role, Mr. Vandiepenbeeck will serve as the Company’s Principal Financial Officer. Mr. Vandiepenbeeck’ s biographical information is set forth in the Company’s Annual Report on Form 10-K filed on December 14, 2023, and such information is incorporated herein by reference. Mr. Vandiepenbeeck will assume the role of Executive Vice President and Chief Financial Officer, and become the principal financial officer, upon the effectiveness of Mr. Leonetti’s resignation.

In connection with Mr. Vandiepenbeeck’ s appointment, he will (1) receive a base salary of $750,000, (2) participate in the Company’s Annual Incentive Performance Program for fiscal year 2024, with a prorated maximum bonus capped at 100% of his base salary and (3) receive long-term equity incentive awards consistent with the awards granted to the Company’s executives, consisting of a mix of performance share units, share options and restricted share units. The value of Mr. Vandiepenbeeck’ s long term long-term equity incentive awards will be set by the Compensation and Talent Development Committee in connection with its determination of the compensation of the Company’s executive officers for fiscal year 2025. Mr. Vandiepenbeeck will continue to be eligible to participate in all employee benefit plans generally available to senior executives of the Company, which are more fully described in the Company’s definitive proxy statement (“Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission on January 20, 2023. Mr. Vandiepenbeeck will also continue to be subject to the Company’s Severance and Change in Control Policy, which is described in the Company’s Proxy Statement.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Vandiepenbeeck or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Vandiepenbeeck and any of the Company’s directors or executive officers. The appointment of Mr. Vandiepenbeeck was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

A copy of the press release announcing the transition of Mr. Vandiepenbeeck to the role of Executive Vice President and Chief Financial Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued by Johnson Controls International plc, dated January 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: January 16, 2024	By:	/s/ Richard J. Dancy
		Name:	Richard J. Dancy
		Title:	Vice President and Corporate Secretary